UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

At the Annual Meeting of Stockholders of QuadraMed Corporation (the “Company”) held on June 5, 2008 (the “Annual Meeting”), the Company’s stockholders approved a proposal granting the Company’s Board of Directors (the “Board of Directors”) the authority, until December 31, 2008, to effect a reverse stock split of the Company’s common stock in the range of one-for-three to one-for-five without further approval of the Company’s stockholders (the “Reverse Split”). As the Company is considering listing its common stock on the NASDAQ Global Market (“NASDAQ”) and de-listing from the American Stock Exchange, the effectuation of a reverse stock split is intended to increase the price of the Company’s common stock above the $5.00 per share listing requirements for NASDAQ.

At a meeting of the Board of Directors held immediately following the Annual Meeting, the Board of Directors voted to set the Reverse Split ratio at one-for-five and to file an Amended and Restated Certificate of Incorporation (the “Amendment”) reflecting the Reverse Split (using such ratio therein) with the Secretary of State of the State of Delaware. The Amendment and the Reverse Split will be effective for all stockholders upon the market opening on Monday, June 16, 2008 (the “Effective Date”), subject to change in the sole discretion of the Board of Directors. The Company’s common stock will continue to trade on the American Stock Exchange on a split-adjusted basis when the market opens on the Effective Date, under the current stock symbol QD.

In accordance with the Amendment, with the Reverse Split ratio of one-for-five, the Company’s authorized capital stock will be affected as follows:

	Outstanding Common Stock(1)	Outstanding Preferred Stock	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock
Current as of June 5, 2008(2)	85,474,679	4,000,000	150,000,000	5,000,000	155,000,000
One-for-Five Reverse Split	17,094,935	4,000,000	30,000,000	5,000,000	35,000,000

(1)	Consists of the following: 44,539,577 shares of issued and outstanding common stock; 8,677,037 shares of common stock issuable upon the exercise of outstanding stock options; and 32,258,065 shares of common stock issuable upon the conversion of outstanding shares of Series A Cumulative Mandatory Convertible Preferred Stock.
(2)	For comparison purposes.

In accordance with the Amendment, if and when effected, no fractional shares of common stock will be issued as a result of the Reverse Split. Instead, each stockholder otherwise entitled to a fractional share will be entitled, upon surrender of the applicable stock certificate(s) following the Effective Date, to receive a cash payment (without interest) in lieu of such fractional share. Stockholders will receive instructions by mail from the Company’s transfer agent regarding the method of exchanging pre-Reverse Split stock certificates for post-Reverse Split stock certificates. Following the Effective Date, the Company’s transfer agent will implement such exchange and cash payments in lieu of fractional shares. Holders of common stock holding all of their shares electronically in book-entry form will not need to take any action (the exchange will be automatic on the Effective Date) to receive post-Reverse Split shares or cash payment in lieu of any fractional share interest, if applicable.

The number of shares of common stock owned by each stockholder will be reduced by the same proportion as the reduction in the total number of shares of common stock outstanding, so that the percentage of the outstanding common stock owned by each stockholder after the Reverse Split will remain approximately the same as the percentage owned before the Reverse Split. The proportions may not be exactly the same due to the treatment of fractional shares that may result from the Reverse Split. The Reverse Split will reduce the number of shares of outstanding common stock as well as reduce proportionately the number of shares of authorized common stock, as set forth in the table above.

Following the Effective Date, the Company will make appropriate adjustments to the conversion price and the number of shares of common stock underlying outstanding shares of the Company’s Series A Cumulative Mandatory Convertible Preferred Stock (“Series A Shares”), as provided for in the Certificate of Amendment Amending and Restating the Certificate of Designation, Powers, Preferences and Rights of the Series A Shares, as previously filed with the Securities and Exchange Commission on October 31, 2005. With a Reverse Split ratio of one-for-five, on the Effective Date the conversion price of the Series A Shares will increase from $3.10 to $15.50 per share and the number of shares of common stock issuable upon the conversion of each Series A Share will decrease from 8.0645 to 1.6129 shares of common stock. Holders of Series A Shares will receive notice of the conversion price adjustment.

The Company has granted options to purchase shares of the Company’s common stock to its employees as authorized by the 2004 Stock Compensation Plan, the 1999 Supplemental Stock Option Plan and the 1996 Stock Incentive Plan, in addition to stock options and restricted stock granted to certain executives under inducement compensation arrangements. In addition, the Company’s 2002 Employee Stock Purchase Plan allows eligible employees to purchase Company common stock at a discount. The terms of these plans and arrangements provide for appropriate adjustment in the number and class of shares reserved for granting of awards and in the number, class and prices of shares covered by the awards granted pursuant to the plans and arrangements but not yet exercised as a result of the Reverse Split. The Board of Directors or the applicable plan administrator will take the above-mentioned appropriate action(s) to effect the Reverse Split on the Effective Date.

The Company intends to issue a press release on the Effective Date and to file a Current Report on Form 8-K following the Effective Date that will include, as an exhibit, the Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Please see the disclosure set forth under Item 3.03, which is incorporated herein by reference in response to this Item 5.03.

ITEM 8.01	OTHER EVENTS.

Results of Annual Meeting of Shareholders

(a)	At 9:00 A.M. on June 5, 2008, the Company held its Annual Meeting of Stockholders at its headquarters, located at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190.

(b)	The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 45,733,900 shares of common stock. The stockholders of the Company voted on four matters at the Annual Meeting, all of which were approved as follows:

(1)	Election of directors;

NOMINEE	FOR	WITHHELD
Robert L. Pevenstein	38,030,651	697,072
Keith B. Hagen	38,175,987	551,736
Julian A. L. Allen	38,210,445	517,278
Lawrence P. English	37,158,117	1,569,606
Robert W. Miller	38,078,651	649,072
James E. Peebles	38,054,071	673,652

(2)	A proposal to approve and ratify certain technical tax-related amendments to the 2004 Stock Compensation Plan;

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
23,312,021	701,786	28,240	14,685,676

(3)	A proposal to approve and ratify an amendment of the Company’s Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split of the Company’s common stock in the range of one-for-three to one-for-five without further approval of the Company’s stockholders, upon a determination by the Board of Directors that such a reverse stock split is in the best interest of the Company and its stockholders; and

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
37,512,440	1,170,076	45,207	0

(4)	A proposal to approve BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
37,876,766	270,329	580,628	0

A copy of the 2004 Stock Compensation Plan, with the amendments approved by the Company’s stockholders described above, is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference to this Item 8.01.

Termination of Share Repurchase Program

In light of the approval by the Company’s stockholders and implementation by the Board of Directors of the Reverse Split, as discussed above under Item 3.03, and the related plan to list the Company’s common stock on NASDAQ, at the meeting of the Board of Directors held on June 5, 2008, the Board of Directors also authorized the termination of the previously announced program to repurchase, with available cash, up to $5 million of the Company’s common stock. The termination was effective as of the close of trading on June 5, 2008. As of the close of trading on June 5, 2008, the Company had repurchased 2,027,600 shares of its common stock at a cost of $4,014,620 under the repurchase program.

The repurchase program was conducted in accordance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, with repurchases of shares of common stock from stockholders made through registered broker-dealers in open market purchase transactions. The Company plans to hold the shares repurchased as treasury shares and to use the repurchased shares for any purpose that the Board of Directors determines to be advisable in accordance with applicable law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit 4.1	Amended and Restated QuadraMed Corporation 2004 Stock Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008

QuadraMed Corporation

/s/ David L. Piazza
David L. Piazza
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated QuadraMed Corporation 2004 Stock Compensation Plan